N-CSR Item 12(b) - Exhibits: Certifications

                           SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C.{section} 1350, the undersigned officers of FEDERATED INCOME SECURITIES TRUST ON BEHALF OF: FEDERATED FUND FOR U.S. GOVERNMENT SECURITIES, FEDERATED REAL RETURN BOND FUND (the "Registrant"), hereby certify, to the best of our knowledge, that the Registrant's Report on Form N-CSR for the period ended September 30, 2007 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Dated: November 20, 2007

/s/ J. Christopher Donahue
Name:  J. Christopher Donahue
Title: President, Principal Executive Officer



Dated: November 20, 2007

/s/ Richard A. Novak
Name:  Richard A. Novak
Title: Treasurer, Principal Financial Officer

This certification is being furnished solely pursuant to 18 U.S.C.{section} 1350 and is not being filed as part of the Report or as a separate disclosure document.